Exhibit 10.3

SECOND SUPPLEMENT
TO THE
MASTER AMENDED AND RESTATED CREDIT AGREEMENT
(Term Revolver)

THIS SECOND SUPPLEMENT TO THE MASTER AMENDED AND RESTATED CREDIT AGREEMENT (“Second Supplement”) is made and entered into as of June     , 2006, by and between EAST KANSAS AGRI-ENERGY, L.L.C., a Kansas limited liability company, and HOME FEDERAL SAVINGS BANK, a federally chartered stock savings bank.  This First Supplement supplements the Master Amended and Restated Credit Agreement between the Lender and the Borrower dated as of even date herewith (as the same may be amended, restated, or otherwise modified (other than by Supplements entered into pursuant to Section 1.02 thereof) from time to time, the “Master Agreement”).

RECITAL:

The purpose of this Second Supplement is to establish a $4,000,000 term revolving credit line in favor of Borrower under the Agreement.

AGREEMENT:

1.             Definitions.  Capitalized terms used and not otherwise defined in this Second Supplement have the meanings attributed to them below or in the Master Agreement.  Definitions in this Second Supplement control over inconsistent definitions in the Master Agreement, but only to the extent the defined terms apply to Loans under this Second Supplement.  Definitions set forth in the Master Agreement control for all other purposes.  As used in this Second Supplement, the following terms have the following meanings:

“Prime Rate” means the rate of that name as published in the “Money Rates” Section of the Wall Street Journal as of the applicable Determination Date; provided, if Lender determines that the foregoing source is unavailable, Lender will determine the Prime Rate based on comparable information.

“Revolving Loan” means a Loan made under the Revolving Term Facility.

“Revolving Commitment Amount” means (a) $4,000,000 from the date hereof through and including December 31, 2007, (b) $3,600,000 from January 1, 2008, through and including December 31, 2008, (c) $3,200,000 from January 1, 2009, until December 31, 2009, and (d) $2,800,000 from January 1, 2010, through and including September 30, 2010, at which time the Revolving Term Facility will expire.

“Revolving Term Facility” means the revolving credit facility established pursuant to this Second Supplement.

“Revolving Term Facility Maturity Date” means the earlier of (a) October 1, 2010, and (b) the date on which the principal amount outstanding under the Revolving Term Facility has been declared or has automatically become due and payable, whether by acceleration or otherwise.

“Revolving Term Note” means the Revolving Term Note made by Borrower payable to the order of Lender, dated the date hereof, in the initial aggregate principal amount of $4,000,000 in substantially the form of Exhibit 2A attached hereto.

2.             Conditions Precedent.  Lender will have no obligation under this Second Supplement, the Agreement, or any Amendment Document until each of the following conditions is satisfied or waived in accordance with Section 8.02 of the Master Agreement:

(a)                                  Lender has received a one-time origination fee of $5,000;

(b)                                 Lender has received all other fees and amounts due and payable on or prior to the date hereof, including the fees and amounts for reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by Borrower pursuant to any Loan Document or any other agreement with Lender;

(c)                                  Lender has received this Second Supplement, and the Revolving Term Note, each duly executed and delivered by Borrower;

(d)                                 Lender has received Borrower’s counterparts of the Master Agreement and all Amendment Documents contemplated thereby, in each case duly executed and delivered by Borrower, as well as all other duly executed and delivered instruments, agreements, opinion letters, and documents as Lender may require;

(e)                                  the representations and warranties set forth in the Master Agreement are true and correct in all material respects as of the date hereof;

(f)                                    all conditions precedent in the Master Agreement and each other Loan Document have been satisfied or waived; and

(g)                                 no Default or Event of Default has occurred and is continuing.

3.             Establishment of Revolving Term Facility.  Lender hereby establishes in favor of Borrower a revolving credit facility in the amount of the Revolving Term Commitment Amount.  Subject to the terms, conditions, and limitations herein, Borrower may borrow, prepay and re-borrow Revolving Loans from time to time in amounts up to the Revolving Commitment Amount then in effect.  The aggregate principal amount of Revolving Loans may not exceed the Revolving Commitment Amount at any time.  To request a Revolving Loan, Borrower will give Lender written notice (or telephonic notice promptly confirmed in writing) of each request for a Revolving Loan substantially in the form of Exhibit 2B attached hereto (a “Revolving Draw Request”) prior to 11:00 a.m. (Rochester, Minnesota Time) five Business Days prior to the requested date of each Revolving Advance.  Each Revolving Draw Request will be irrevocable and will specify: (a) the aggregate principal amount to be borrowed and (b) the requested funding date (which must be a Business Day). The aggregate principal amount of each Revolving Draw Request shall be at least and in multiples of $100,000.  Revolving Loans will be advanced in accordance with Section 1.10 of the Master Agreement.

4.             Conditions to Each Advance.  The obligation of Lender to make a Revolving Loan is subject to the satisfaction of the following conditions precedent, unless waived by Lender in accordance with Section 8.02 of the Master Agreement:

(a)           Lender has received a timely Draw Request;

(b)                                 at the time of and immediately after giving effect to such Loan, no Default or Event of Default exists;

(c)                                  all representations and warranties of Borrower set forth in the Loan Documents are true and correct in all material respects on and as of the date of such Loan before and after giving effect thereto, except to the extent such representations and warranties relate solely to an earlier period; and

(d)                                 since the date of the most recent audited financial statements of Borrower delivered to Lender, there has been no change which has had or could reasonably be expected to result in a Material Adverse Effect.

5.             Repayment.  Any amount of Revolving Loans outstanding that is greater than the Revolving Commitment Amount is due and payable immediately.  All remaining principal and accrued interest outstanding on Revolving Loans will be due and payable on the Revolving Term Facility Maturity Date.

6.             Interest.  Interest on the unpaid principal amount of Revolving Loans will accrue on a simple interest basis at the floating Prime Rate in effect from time to time.

7.             Reaffirmation of Representations and Warranties.  Borrower’s request for a Revolving Loan will be deemed Borrower’s reaffirmation of its representations and warranties under the Loan Documents, except to the extent such representations and warranties relate solely to an earlier period.

8.             Early Termination.  In the event Borrower terminates the revolving line of credit established hereby in connection with a refinancing prior to December 31, 2008, Borrower will pay to Lender an early termination fee of $15,000.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have caused this Second Supplement to be duly executed by their respective authorized officers as of the day and year first written above.

BORROWER:

EAST KANSAS AGRI-ENERGY, L.L.C.

By:	/s/ William R. Pracht
Name:	William R. Pracht
Title:	Chairman and President

LENDER:

HOME FEDERAL SAVINGS BANK

By:	/s/ Eric Oftedahl
Name:	Eric Oftedahl
Title:	Vice President

[SIGNATURE PAGE FOR SECOND SUPPLEMENT TO
MASTER AMENDED AND RESTATED CREDIT AGREEMENT]

EXHIBIT 2A
FORM OF REVOLVING TERM NOTE

$4,000,000	Rochester, Minnesota
June , 2006

FOR VALUE RECEIVED, the undersigned, East Kansas Agri-Energy, L.L.C., a Kansas limited liability company (“Borrower”), hereby promises to pay to the order of Home Federal Savings Bank (together with any subsequent holder hereof, “Lender”) or its successors and assigns, at Post Office Box 6947, 1016 Civic Center Drive N.W., Rochester, Minnesota 55903-6947, (a) on the Revolving Term Facility Maturity Date (as defined in the Master Amended and Restated Credit Agreement between Borrower and Lender dated as of June     , 2006 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”)) and the Second Supplement to the Master Amended and Restated Credit Agreement (Term Revolver) between Borrower and Lender, dated the same date, the principal sum of Four Million and No/100 Dollars ($4,000,000.00) or so much of the unpaid principal amount of Revolving Loans (as defined in the Credit Agreement) as has advanced by Lender, and (b) on each date specified in the Credit Agreement prior to the Revolving Term Facility Maturity Date, the aggregate unpaid principal amount of all Revolving Loans made by Lender pursuant to the Revolving Term Credit Facility, in lawful money of the United States of America in immediately available funds, and to pay interest from the date hereof on the unpaid principal amount of Revolving Loans from time to time outstanding, in like funds, at said office, at the rate or rates per annum and payable on such dates as provided in the Credit Agreement. Borrower also promises to pay Default Interest and Additional Interest (each as defined in the Credit Agreement), on demand, on the terms and conditions set forth in the Credit Agreement. In addition, should legal action or an attorney-at-law be utilized to collect any amount due hereunder, Borrower further promises to pay all costs of collection, including the reasonable attorneys’ fees of Lender.

All borrowings evidenced by this Revolving Term Note and all payments and prepayments of the principal hereof and the date thereof shall be recorded by Lender in its internal records; provided, that the failure of Lender to make such a notation or any error in such notation will not affect the obligations of Borrower to make the payments of principal and interest in accordance with the terms of this Revolving Term Note and the Credit Agreement.

This Revolving Term Note is issued in connection with, and is entitled to the benefits of, the Credit Agreement which, among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events, and for the amendment or waiver of certain provisions of the Credit Agreement, all upon the terms and conditions therein specified.

THIS REVOLVING TERM NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF MINNESOTA AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

EAST KANSAS AGRI-ENERGY, L.L.C.

By:
Name:
Title:

EXHIBIT 2B

REVOLVING DRAW REQUEST

[Date]

Home Federal Savings Bank
Post Office Box 6947
1016 Civic Center Drive NW
Rochester, Minnesota 55903
Facsimile: (515) 283-0231

Attention:  Eric N. Oftedahl

Dear Sir:

Reference is made to the Master Amended and Restated Credit Agreement dated as of June     , 2006 (as amended and in effect on the date hereof, the “Credit Agreement”), between the undersigned, as Borrower, and Home Federal Savings Bank, as Lender.  Terms defined in the Credit Agreement are used herein with the same meanings.  This notice constitutes a Revolving Draw Request, and Borrower hereby requests a Revolving Loan under the Credit Agreement, and in that connection Borrower specifies the following information with respect to the Revolving Loan requested hereby:

(A)          Aggregate principal amount of Revolving Loan requested(1):

(B)           Date of requested advance (which is a Business Day):

Borrower hereby represents and warrants that the conditions specified in Subsections 4(a) through (d), inclusive, of the Second Supplement are satisfied.  Borrower hereby reaffirms its representations and warranties under the Loan Documents, except to the extent such representations and warranties relate solely to an earlier period.

Very truly yours,

EAST KANSAS AGRI-ENERGY, L.L.C.

By:
Name:
Title:

(1)             Not less than $100,000 and an integral multiple of $100,000.